UNITED STATES SECURITIES
AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): January 12, 2006

RADIOSHACK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-05571 (Commission File Number)	75-1047710 (IRS Employer Identification No.)

Mail Stop CF3-201, 300 RadioShack Circle, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (817)415-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_           Written communications pursuant to Rule 425 under the Securities Act

_          Soliciting material pursuant to Rule 14a-12 under the Exchange Act

_          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

_          Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act

Item 2.02 Results of Operations and Financial Condition.

On January 12, 2006, RadioShack Corporation (the “Company”) issued a press release containing certain information with respect to its fourth quarter and year ended 2005 sales results. A copy of the press release is attached as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 12th day of January, 2006.

RADIOSHACK CORPORATION /s/ David S. Goldberg ------------------------------------------ David S. Goldberg Senior Vice President - Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.

99.1         Press Release, dated January 12, 2006.

          Exhibit 99.1

          January 12, 2006

For further information contact: James M. Grant, Senior Director, Investor Relations (817) 415-7833 investor.relations@radioshack.com	Kay Jackson, Senior Director, Public Relations (817) 415-3300 Media.relations@radioshack.com

RadioShack Corporation Announces Fourth Quarter 2005 Sales Results
Total Sales Up 5%, Comparable Store Sales Up 4%

Fort Worth, Texas (January 12, 2006) – RadioShack Corporation (NYSE: RSH) today announced total sales of $1.67 billion for the quarter ended December 31, 2005 versus total sales of $1.59 billion for the quarter ended December 31, 2004, an increase of 5%. RadioShack’s fourth quarter 2005 comparable store sales grew by 4%.

“We drove strong sales in satellite radio, MP3 players, and digital imaging – three of the categories on which we focused our resources the most during the holiday season,” said David Edmondson, president and chief executive officer. “Sales results were higher in these low-margin non-wireless categories; however, we also experienced lower sales in high-margin categories. In addition, wireless was negatively impacted in our core stores due to our carrier transition.”

Total unaudited year-over-year sales changes by platform for the fourth quarter of 2005 were as follows:

o	Wireless, up 6%, due to higher sales from the kiosk channel and prepaid products offset by significantly lower sales of Verizon Wireless. In terms of units, wireless sales were higher overall but lower in the core RadioShack stores.

o	Accessories, up 3%. Higher sales of MP3 accessories and the iGo line of products were offset primarily by lower sales of home entertainment, wire line, and wireless accessories.

o	Modern Home, down 2%, due primarily to lower sales of satellite television and home audio products.

o	Personal Electronics, up 13%. Higher sales of satellite radio, MP3 players and digital imaging were offset by lower sales of wellness products and radio-controlled toys.

o	Power, down 10%, due to lower sales of specialty and general purpose batteries.

o	Services, up 30%, due primarily to higher sales of prepaid wireless airtime.

o	Technical, flat. No categories changed significantly.

For the fourth quarter of 2005, the average number of tickets per company-operated RadioShack store per day was flat, and the size of the average ticket was higher. Sales excluding the wireless platform increased 5%.

Fiscal year total sales were $5.08 billion in 2005 versus $4.84 billion in 2004, an increase of 5%. Comparable store sales for fiscal year 2005 increased 1%. Fiscal year 2005 earnings per share will not reach the company’s previous goal of $2.14 — $2.24.

Today at 9:00 a.m. ET, management will host a conference call on its sales for interested investors. The public is invited to listen to the call live on the Internet at www.radioshackcorporation.com on the Investor Relations page. The call will be replayed on the web site until February 9, 2006 at 11:59 p.m. ET.

Fort Worth, Texas-based RadioShack Corporation (NYSE: RSH) is one of the nation’s most trusted consumer electronics specialty retailers and a growing provider of a variety of retail support services. The company operates through a vast network of sales channels, including: nearly 7,000 company and dealer stores; over 100 RadioShack locations in Mexico; and more than 700 wireless kiosks. RadioShack’s knowledgeable and helpful sales associates deliver convenient product and service solutions within an estimated five minutes of where 94 percent of all Americans either live or work. For more information on RadioShack Corporation, visit www.RadioShackCorporation.com. To learn more about RadioShack products and services or to purchase items online, visit www.RadioShack.com.